Exhibit 10.2

SALE GUIDELINES

Exhibit 8.1

To

Agency Agreement

- And -

Exhibit C

To

Approval Order

EXHIBIT 8.1

STORE CLOSING GUIDELINES

The following procedures shall apply to the Sale1 to be held at the closing Stores and the disposal of the Owned FF&E in the closing Stores:

1.                                       The Sale shall be conducted so that the closing Stores in which sales are to occur remain open no longer than the normal hours of operation provided for in the respective leases or other occupancy agreements for the closing Stores.

2.                                       The Sale shall be conducted in accordance with applicable state and local “Blue Laws,” and thus, where applicable, no Sale shall be conducted on Sunday unless the Merchant had been operating such Stores on a Sunday.

3.                                       All display and hanging signs used by the Merchant and the Agent in connection with Sale shall be professionally produced and all hanging signs shall be hung in a professional manner. The Merchant and the Agent may advertise the Sale as a “sale on everything”, “store closing”, or similar theme sale at the closing Stores as provided by the Agency Agreement.  Neither the Merchant, nor the Agent shall advertise the Sale as a “going-out-of-business” sale.  The Merchant and the Agent shall not use neon or day-glo signs. Furthermore, with respect to enclosed mall locations no exterior signs or signs in common areas of a mall shall be used. Nothing contained herein shall be construed to create or impose upon the Merchant and the Agent any additional restrictions not contained in the applicable lease or other occupancy agreement. In addition, the Merchant and the Agent shall be permitted to utilize exterior banners at non-enclosed mall Stores; provided, however, that such banners shall be located or hung so as to make clear that the Sale is being conducted only at the affected store and shall not be wider than the closing Storefront of the closing Store. In addition, the Merchant and the Agent shall be permitted to utilize sign walkers and street signage, notwithstanding any state, county or local law or ordinance; provided however the use of sign walkers and use of street signage shall be done in a safe manner and shall not be permitted on mall or shopping center property.

4.                                       Conspicuous signs shall be posted in the cash register areas of each Store to the effect that all sales are “final” and that customers with any questions or complaints subsequent to the conclusion of the Sale may contact a named representative of the Merchant or the Agent at a specified telephone number.  Agent shall make available consumers inserts identifying that that  the manufacturer’s warranty, if any, may still exist and you should consult the packaging materials to see what, if any, manufacturer’s warranties are available, and Agent shall instruct the cashiers to place such inserts in the consumer’s shopping bag.

1                                            Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agency Agreement.

5.                                       Within a “Shopping Center”, the Agent shall not distribute handbills, leaflets or other written materials to customers outside of any of the closing Stores, unless permitted by the applicable lease or, if distribution is customary in the shopping center in which the closing Store is located. Otherwise, the Agent may solicit customers in the closing Stores themselves. The Agent shall not use any flashing lights or amplified sound to advertise the Sale or solicit customers, except as permitted under the applicable lease or agreed to by the landlord.

6.                                       At the conclusion of the Sale, Agent shall vacate the closing Stores in “broom-clean” condition, and shall otherwise leave the closing Stores in the same condition as on the commencement of the Sale, ordinary wear and tear excepted; provided, however, that the Merchant and Agent hereby do not undertake any greater obligation than as set forth in an applicable lease with respect to a Stores. The Merchant may abandon any FF&E or other materials (the “Abandoned Property”) not sold in the Sale at the closing Store premises at the conclusion of the Sale. Any Abandoned Property left in a Store after a lease is rejected shall be deemed abandoned with the landlord having the right to dispose of the same as the landlord chooses without any liability whatsoever on the part of the landlord to any party and without waiver of any damage claims against the Merchant.

7.                                       Subject to the provisions of Section 15.9 of the Agency Agreement, the Agent shall have the right to sell Owned FF&E located in the closing Stores; provided, however, Merchant shall have the right (subject to the const of the Indenture Trustee and the Noteholders), at any time prior to the date that is fourteen days after the Sale Commencement Date, to designate certain FF&E located in the closing Stores that Merchant intends to keep for its own use and which Agent shall not be permitted or entitled to sell. The Agent may advertise the sale of the Owned FF&E consistent with the guidelines provided in paragraphs 4 and 6 hereof. Additionally, the purchasers of any Owned FF&E sold during the Sale shall only be permitted to remove the Owned FF&E either through the back shipping areas or through other areas after store business hours.  For the avoidance of doubt, as of the Sale Termination Date, Agent may abandon, in place, and without further responsibility, any unsold FF&E located at the closing Stores.

8.                                       The Agent shall not make any alterations to interior or exterior Store lighting. No property of any landlord of a Store shall be removed or sold during the Sale. The hanging of exterior banners or other signage shall not constitute an alteration to a Store.

9.                                       At the conclusion of the Sale at each Store, pending assumption or rejection of applicable leases, the landlords of the closing Stores shall have reasonable access to the closing Store premises as set forth in the applicable leases. The Merchant, the Agent and their agents and representatives shall continue to have exclusive and unfettered access to the closing Stores.

10.                                 Post-petition rents shall be paid shall be performed by the Merchant as required by the Bankruptcy Code until the rejection or assumption and assignment of each lease.

11.                                 The rights of the landlords for any damages to the closing Stores shall be reserved in accordance with the applicable leases.

12.                                 The Merchant shall notify a representative of the relevant landlord of the date on which the Sale is scheduled to conclude at a given Store, within three business days of the Merchant’s receipt of such notice from the Agent.

13.                                 To the extent that any Store landlord affected hereby contends that the Merchant is in breach or default under these Store Closing Guidelines, such landlord shall provide at least five (5) days’ written notice, served by facsimile and overnight delivery, on the Merchant and the Merchant’s counsel, and the Agent and the Agent’s counsel, at the following facsimile numbers and addresses:

If to the Merchant:	LINENS HOLDING CO.
6 Brighton Road
Clifton, NJ 07012
	Attn:	Frank Rowan
Dave Coder
	Fax:	(973) 836-0309
	Email:	frowan@lnt.com
dcoder@lnt.com

With a copy to:	ASSET DISPOSITION ADVISORS, LLC
499 Park Avenue
New York, NY 10022
	Attn:	Paul Traub
Steven Fox
	Tel:	(212) 573-9084
	Fax:	(212) 652-3863

RICHARDS, LAYTON, & FINGER, P.A.
920 N. King Street
Wilmington, DE 19801
	Attn:	Mark D. Collins
Michael J. Merchant
	Tel:	(302) 651-7700
	Fax:	(302) 651-7701
	Email:	Collins@rlf.com
Merchant@rlf.com

GARDERE WYNNE SEWELL LLP
1601 Elm Street, Suite 3000
Dallas, TX 75201
	Attn:	Stephen A. McCartin, Esq.
Randy Ray, Esq.
	Fax:	(214) 999-3544
	Email:	smccartin@gardere.com
rray@gardere.com

MORGAN, LEWIS & BOCKIUS LLP
101 Park Avenue
New York, NY 10178
	Attn:	Neil E. Herman, Esq.
	Fax:	(212) 309-6001
	Email:	nherman@morganlewis.com

If to the Agent:	SB CAPITAL GROUP, LLC
1010 Northern Blvd, Suite 340
Great Neck, NY 11021
	Attn:	Robert Raskin
	Tel:	(516) 829-2400
	Fax:	(516) 829-2404
	Email:	rraskin@sbcapitalgroup.com

TIGER CAPITAL GROUP, LLC
84 State Street, Suite 420
Boston, MA 02109
	Attn:	Steve Goldberger
Dan Kane
	Tel:	(617) 523-7002
	Fax:	(617) 523-3007
	Email:	sgoldberger@tigercapitalgroup.com
dkane@tigercapitalgroup.com

With a copy to:	WACHTELL, LIPTON, ROSEN & KATZ
51 West 52nd Street
New York, NY 10019
	Attn:	Scott Charles
Josh Feltman
	Tel:	(212) 403-1200
	Fax:	(212) 403-2200
	Email:	skcharles@wlrk.com
jafeltman@wlrk.com

If the parties are unable to resolve the dispute between themselves, either the landlord or the Merchant shall have the right to schedule a “status hearing” before the Bankruptcy Court on no less than five (5) days notice to the other parties.